U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2002

Abrams Industries, Inc.
(Exact name of Registrant as Specified in Charter)

Georgia	0-10146	58-0522129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1945 The Exchange, Suite 300, Atlanta, Georgia	30339-2029
(Address of Principal Executive Offices)	(Zip Code)

(770) 953-0304
(Registrant’s telephone number, including area code)

Item 5.  Other Events and Required FD Disclosure.

PRINCIPAL HOLDERS OF THE COMPANY’S SECURITIES
AND HOLDINGS BY EXECUTIVE OFFICERS AND DIRECTORS

            The following table sets forth information concerning the beneficial ownership of the common stock, $1.00 par value per share (the “Common Stock”), of Abrams Industries, Inc. (the “Company”), at December 30, 2002, by:

  each person known to the Company to beneficially own more than 5% of the Common Stock;
  each director, the Chief Executive Officer and the three other most highly compensated executive officers; and
  all of the Company’s directors and executive officers as a group.

            The Company previously disclosed this information, as of April 30, 2002, in the Company’s Proxy Statement for its 2002 Annual Meeting of Shareholders filed with the Securities and Exchange Commission (the “SEC”) on July 23, 2002.  On January 2, 2003, three persons who had previously reported that they each beneficially owned more than 5% of the outstanding Common Stock filed Schedule 13D/As reflecting changes in their beneficial ownership as of December 30, 2002, as a result of which two such persons now report that they no longer beneficially own more than 5% of the Common Stock.  The following table primarily reflects these developments.  It also reflects the retirement of one of the Company’s directors.  There were 2,910,051 shares of Common Stock outstanding at December 30, 2002.

            To the Company’s knowledge, except under applicable community property laws or as otherwise indicated, the persons named in the table have sole voting and sole investment control with regard to all shares beneficially owned.  The following percentages of outstanding shares total more than 100% because they are based on SEC beneficial ownership rules, the application of which can result in the same shares being owned beneficially by more than one person.

Name and Address	Shares of Common Stock Beneficially Owned		Percentage of Outstanding Shares
Edward M. Abrams	791,697	(1) (2)	27.21%
David L. Abrams	747,679	(3) (4)	25.69
Kandu Partners L.P Post Office Box 53407 Atlanta, Georgia 30355	612,208		21.04
Alan R. Abrams	502,100	(1) (5)	17.25
J. Andrew Abrams	502,000	(1)	17.25
Abrams Partners, L.P Post Office Box 724728 Atlanta, Georgia 31139	500,000		17.18
BankAmerica Corporation 100 South Tryon Street Charlotte, North Carolina 28255	160,769	(6)	5.52
Felker W. Ward, Jr.	3,684		*
Paula Lawton Bevington	3,200	(7)	*
B. Michael Merritt	2,100	(8)	*
Melinda S. Garrett	2,000		*
Gilbert L. Danielson	1,000		*
Robert T. McWhinney, Jr.	1,000		*
All directors and executive officers as a group (10 persons).	1,556,460		53.49%
* Less than 1%

(1)

Includes 500,000 shares (17.18% of the outstanding shares) owned by Abrams Partners, L.P., which Edward M. Abrams, Alan R. Abrams, and J. Andrew Abrams each beneficially own due to their joint control of the general partner of such partnership.  Does not include 144,817 shares (4.98% of the outstanding shares) owned by two trusts established by the parents of Edward M. Abrams, and under which Edward M. Abrams and his children, Alan R. Abrams, J. Andrew Abrams, and Laurie Abrams Lindey, are beneficiaries.  An independent trustee, who holds the power to vote and dispose of the shares, administers both trusts.

(2)

Includes 12,389 shares owned jointly with and 19,919 shares owned directly by Mr. Abrams’ wife.  Also includes 10,604 shares held by the Estate of Alene Fox Uhry, for which Mr. Abrams' wife serves as Co-Executor.

(3)

  Includes 612,208 shares (21.04% of outstanding shares) owned by Kandu Partners, L.P., which David L. Abrams beneficially owns due to his control of the general partner of the partnership, and 400 shares held by the Estate of Bernard W. Abrams, for which David L. Abrams serves as Co-Executor.

(4)	Includes 25,064 shares owned by Purple Heart Partners LLLP, which David L. Abrams beneficially owns due to his joint control of the general partner of the partnership.
(5)	Includes 100 shares owned by Mr. Abrams’ wife.
(6)	Includes shares owned by the trusts referenced in footnote 1 above, of which BankAmerica Corporation serves as trustee.
(7)	Includes 2,000 shares owned by Mrs. Bevington’s husband.
(8)	Includes 100 shares owned jointly with Mr. Merritt’s wife.

Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

ABRAMS INDUSTRIES, INC.

Dated: January 24, 2003	By: /s/ Melinda S. Garrett Melinda S. Garrett Chief Financial Officer